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                                                                      EXHIBIT 21

                           RANGE RESOURCES CORPORATION

                           SUBSIDIARIES OF REGISTRANT


                                                                                  Percentage of Voting
                     Name                              Jurisdiction of                 Securities
                                                        Incorporation           Owned by Immediate Parent
--------------------------------------------      ------------------------      -------------------------
Range Production Company                                   Delaware                       100%
Range Energy Services Company                              Delaware                       100%
Range Holdco, Inc.                                         Delaware                       100%
Range Energy I, Inc.                                       Delaware                       100%
Range Gathering & Processing Company                       Delaware                       100%
Range Gas Company                                          Delaware                       100%
Lomak Financing Trust                                      Delaware                       100%
RRC Operating Company                                        Ohio                         100%
Range Energy Finance Corporation                           Delaware                       100%
Range Energy Ventures Corporation                          Delaware                       100%
Gulfstar Energy, Inc.                                      Delaware                       100%
Gulfstar Seismic, Inc.                                     Delaware                       100%
Domain Energy International Corporation             British Virgin Islands                100%
Energy Assets Operating Company                            Delaware                       100%
Range Production I, LP                                        TX                          100%
Range Resources LLC                                        Oklahoma                       100%
Range Pipeline Systems LP                                     TX                          100%
Range Offshore LP                                            Ohio                         100%

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